GPS INDUSTRIES ANNOUNCES AGREEMENT WITH PRIVATE EQUITY FIRM FALCONHEAD CAPITAL LLC, GREAT WHITE SHARK ENTERPRISES AND OTHER SENIOR NOTEHOLDERS AND FILES FOR REORGANIZATION UNDER THE BANKRUPTCY CODE

•	Global Operations to Continue in Ordinary Course Without Interruption

•	Great White Shark Enterprises Support Plan and will Participate in Reorganization and Post-Confirmation Operations

•	Club Car Inc. Partnership to Propel Reorganized GPSI Sales Efforts

•	Private Equity Firm Falconhead Capital LLC to Provide Financing for Post-Confirmation GPS Operations and Lease Financing

SARASOTA, Florida – 3 August 2009 – GPS Industries, Inc. (OTCBB: GPSN) (“GPSI” or the “Company”) today announced that in order to preserve the business of the company and complete its transformation plan designed to resolve GPSI’s existing legacy issues, GPSI filed a voluntary petition for business reorganization under Chapter 11 of the U.S. Bankruptcy Code in Tampa, Florida.  An ad hoc committee of GPSI’s senior noteholders, including Great White Shark Enterprises, has reached an agreement in principle with private equity firm Falconhead Capital LLC on the terms of a comprehensive financial restructuring that would infuse capital to fund flexible customer financing, substantially reduce GPSI’s indebtedness and provide a long-term solution for GPSI’s balance sheet. The Company will continue to operate its business in the ordinary course throughout the Chapter 11 process while the Company seeks confirmation of its reorganization plan under the jurisdiction of the bankruptcy court. GPSI expects to complete its restructuring and emerge from Chapter 11 business reorganization prior to the end of October 2009.

“Our global operations, both U.S. and non-U.S., will continue without interruption,” said David L. Chessler, GPSI's CEO and board member. “Our customers all over the world can be assured that we will continue to meet their scheduling, delivery and installation needs in a timely manner. Throughout this reorganization we will be intensely focused on continuing to provide all of our customers with leading-edge technology, outstanding quality products and services and world-class customer support.”

Hall of Fame golfer and Great White Shark Enterprises CEO, Greg Norman, will, along with the other GPSI senior noteholders, convert their secured debt into equity in a reorganized GPSI.  Mr. Norman will also participate in the reorganized company as a GPSI spokesperson and representative.

Club Car Inc., a division of Ingersoll-Rand and the world’s leading manufacturer of golf cars, is also an integral part of the reorganization.  GPSI will continue as a member of Club Car’s Solution Network.  Club Car will continue to collaborate with GPSI on the current and future derivatives of Club Car’s Guardian SVC system, and serve an integral role in GPSI’s post-restructuring sales and marketing plan.

"The strong show of support for our reorganization is a major milestone in GPSI’s transformation plan," said Benjamin Porter, GPSI’s president and chief operating officer. "It signals that our partners, senior creditors and shareholders have confidence in management’s transformation plan and believe that they have been treated equitably."

Falconhead Capital, a leading private equity firm founded in 1998 with over $500 million under management focused on making investments in companies participating in the consumer, leisure/lifestyle and media sectors, including investments in the golf industry, The Golf Warehouse (TGW.com), and the electronic GPS industry, Escort, Inc.  Falconhead Capital will, in addition to its management expertise and board membership, provide financing for the post-confirmation GPSI operations and lease financing.  GPSI senior noteholder Green Tulip, Inc. will provide debtor-in-possession (“DIP”) financing to fund operations until plan confirmation.  The proceeds of the DIP financing together with cash generated from daily operations and cash on hand will be used to fund post-petition operating expenses, including vendor obligations and employee wages, salaries and benefits. The overall liquidity available to GPSI will support its global operations and help ensure the continued adequacy of working capital throughout the plan confirmation process.

“During the past year, an extraordinary confluence of factors led to our need to pursue this financial restructuring, including the collapse of the credit markets, sharply declining consumer confidence and a resulting decline in discretionary spending,” said Mr. Chessler. “The board and management believe this financial restructuring is a necessary and prudent step and represents the best path forward for GPSI’s future. In addition, having a pre-negotiated plan of reorganization will allow us to target an accelerated timeline for emergence from bankruptcy, at which point we expect to be a stronger, more competitive company.”

Mr. Chessler continued, “I would like to acknowledge Club Car and Mr. Norman, as well as our other noteholders, whose support throughout this process speaks to the inherent strengths of our business. The Chapter 11 process allows us to preserve the value of our assets and to operate our business without interruption while we implement our restructuring in a controlled, court-supervised environment. I would also like to thank our employees, whose hard work and dedication is essential to our continued operations.”

GPSI filed numerous “first-day” motions along with its voluntary petitions covering GPSI's employees and business operations, post-petition DIP financing, retention of professionals and case administration matters. The Company expects that the Bankruptcy Court will hold hearings on the first-day motions shortly and the relief anticipated from the Bankruptcy Court will permit the company to continue to pay wages, salaries and current benefits of hourly and salaried employees and certain employee benefits without disruption and in the same manner as before the filing.

“We intend to complete the restructuring as quickly as possible," states David Chessler. "We believe that the agreement in principle with the senior secured lenders to support our plan of reorganization will enable us to emerge expeditiously.  The plan will allow GPSI to exit bankruptcy with a stronger balance sheet and more efficient operations.”

GPSI has set up a special page on its company web site, www.gpsindustries.com, which contains a variety of information on its Chapter 11 restructuring. Court documents and other information on its Chapter 11 case will be available as well.  Questions may be emailed to Ch11questions@gpsindustries.com.  Individuals with questions may also call 941-343-8243.

This press release contains "forward-looking statements" within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include, among others, expectations as to the reorganization of the Company's business and finances to resolve its operational and liquidity issues, the sufficiency of liquidity to be provided by the debtor-in-possession financing facility, final agreements with Falconhead Capital the Company’s senior noteholders, anticipated authorizations being requested of the Bankruptcy Court and expectations as to the ability to make post-petition payments, and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analyses made in light of the Company's perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company's forward-looking statements include, but may not be limited to, the Company's ability to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company's ability to develop and consummate a plan of reorganization; the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity or results of operations; and material adverse changes in: general economic conditions; the popularity of golf and destination resort travel and other activities as recreational activities; the regulatory environment affecting the GPS-based industries; and the Company's ability to develop, execute or finance the Company's strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things: the ability of the Company to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; that the Company will be able to manage the risks associated with third party motions in the Chapter 11 proceedings and they will not interfere with the Company's ability to develop and consummate a plan of reorganization; the Company will be able to adequately manage any potential adverse effects of the Chapter 11 proceedings on GPSI's liquidity or results of operations.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.